                                                                               .
                                                                               .
                                                                               .
Exhibit 12.1


RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

                                                                                   THREE-MONTHS     FISCAL
                                                    FISCAL YEAR ENDED                 ENDED       YEAR ENDED     NINE MONTHS ENDED
                                      9/27/1998  9/26/1999   9/24/2000   9/30/2001   12/30/2001   12/29/2002   9/29/2002   9/30/2003
                                      ---------  ---------   ---------   ---------   ----------   ----------   ---------   ---------
                                                                           ($ in thousands)
FIXED CHARGES:
Interest expense, net                 $ 20,860   $ 21,181    $ 19,538    $ 30,643     $ 8,212     $ 34,146    $ 25,776    $ 26,256
   1/3 of operating lease
   rental expense (deemed
   to be interest)                         333        400         433         800         167          994         741         622
                                      --------   --------    --------    --------     -------     --------    --------    --------
    TOTAL FIXED CHARGES               $ 21,193   $ 21,581    $ 19,971    $ 31,443     $ 8,379     $ 35,140    $ 26,517    $ 26,878

PREFERENCE DIVIDENDS:

Dividends on preferred stock (1)        53,714     61,324      45,809          --          --           --          --          --
                                      --------   --------    --------    --------     -------     --------    --------    --------
    TOTAL FIXED CHARGES AND
     PREFERENCE STOCK DIVIDENDS       $ 74,907   $ 82,905    $ 65,781    $ 31,443     $ 8,379     $ 35,140    $ 26,517    $ 26,878
                                      --------   --------    --------    --------     -------     --------    --------    --------

EARNINGS:
Income before taxes and
   extraordinary items                  33,742     11,021     (17,428)    (11,284)     (1,902)       6,626       4,880       3,216
Fixed charges                           21,193     21,581      19,971      31,443       8,379       35,140      26,517      26,878
                                      --------   --------    --------    --------     -------     --------    --------    --------
    TOTAL EARNINGS                    $ 54,935   $ 32,602    $  2,543    $ 20,159     $ 6,477     $ 41,766    $ 31,397    $ 30,094
                                      --------   --------    --------    --------     -------     --------    --------    --------

Excess (Deficiency)
   of Earnings to Fixed Charges       $ 33,742   $ 11,021    $(17,428)   $(11,284)   $ (1,902)    $  6,626    $  4,880    $  3,216
                                      ========   ========    ========    ========    ========     ========    ========    ========
Ratio of Earnings
  to Fixed Charges                        0.73        .39          --           --         --         1.19        1.18        1.12

Excess (Deficiency)
  of Earnings to Fixed Charges
   and Preference Dividends           $(19,972)  $(50,303)   $(63,237)    $(11,284)   $(1,902)    $  6,626     $ 4,880    $  3,216
                                      ========   ========    ========     ========    =======     ========     =======    ========
Ratio of Combined Fixed Charges and
  Preference Dividends to Earnings        1.36       2.54       25.86         1.56       1.29         0.84        0.84        0.89


Recalculation of dividends
  on preferred stock:

Dividends on preferred
   stock                              $ 30,270   $ 34,749    $ 28,372     $     --    $    --     $     --     $    --    $     --

Income (Loss) from
   continuing operations              $ 33,742   $ 11,021    $(17,428)    $(11,284)   $(1,902)    $  6,626     $ 4,880    $  3,216

Income taxes related to
   continuing operations              $ 14,727   $  4,776    $ (6,634)    $ (4,307)   $  (686)    $ 53,094     $49,242    $  5,287
                                      --------   --------    --------    --------     -------     --------    --------    --------
Effective tax rate applicable
   to continuing operations               43.6%      43.3%       38.1%        38.2%      36.1%       801.3%      109.1%      164.4%
                                      --------   --------    --------    --------     -------     --------     --------    -------
DIVIDENDS ON PREFERRED
   STOCK ON PRE-TAX BASIS (2)         $ 53,714   $ 61,324    $ 45,809     $    --     $    --     $     --     $     --    $    --
                                      --------   --------    --------    --------     -------     --------     --------    -------


NOTES:

(1) Dividends on preferred stock were calculated in accordance with Regulation S-K, Item 503(d)(B), as: dividends on preferred stock divided by (1 minus effective tax rate applicable to continuing operations).

(2) Effective tax rate applicable to continuing operations for fiscal year 2003 used for nine months ended 9/30/03.